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                                                                   EXHIBIT 11
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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                  Three Months Ended June 30,
                                                -------------------------------
BASIC                                               1998              1997
-------                                         -------------     -------------
Earnings:
  Net income                                  $       62,192    $       59,404
  Less: Convertible preferred dividends               (1,689)           (1,535)
                                                -------------     -------------
Income available to common shareholders       $       60,503    $       57,869
                                                =============     =============
Shares:
  Weighted average number of common shares
    outstanding                                      105,900            92,535
  Less: Unvested restricted stock                       (110)             (177)
                                                -------------     -------------
Total average basic shares outstanding               105,790            92,358
                                                =============     =============

Basic earnings per share                      $         0.57    $         0.63
                                                =============     =============
DILUTED
-------------
Earnings:
  Net income                                  $       62,192    $       59,404
  Add: Interest on convertible notes,
    net of income tax effect                             --                --
                                                -------------     -------------
Income available to common shareholders
  plus conversions                            $       62,192    $       59,404
                                                =============     =============
Shares:
  Weighted average number of common shares
    outstanding                                      105,900            92,535
  Additional shares relating to:
    Convertible preferred stock                        7,677             7,677
    8.5% convertible debt                                --                --
    Stock options, restricted stock and
        performance plans                              1,701             1,676
    Forward repurchase contract                          --                269
                                                -------------     -------------
  Total average diluted shares outstanding           115,278           102,157
                                                =============     =============

Diluted earnings per share                    $         0.54    $         0.58
                                                =============     =============

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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                  Six Months Ended June 30,
                                                -------------------------------
BASIC                                               1998              1997
-------                                         -------------     -------------
Earnings:
  Net income                                  $      137,698    $      116,740
  Less: Convertible preferred dividends               (3,224)           (2,600)
                                                -------------     -------------
Income available to common shareholders       $      134,474    $      114,140
                                                =============     =============
Shares:
  Weighted average number of common shares
    outstanding                                      105,733            92,616
  Less: Unvested restricted stock                       (121)             (194)
                                                -------------     -------------
Total average basic shares outstanding               105,612            92,422
                                                =============     =============

Basic earnings per share                      $         1.27    $         1.23
                                                =============     =============
DILUTED
-------------
Earnings:
  Net income                                  $      137,698    $      116,740
  Add: Interest on convertible notes,
    net of income tax effect                             --                232
                                                -------------     -------------
Income available to common shareholders
  plus conversions                            $      137,698    $      116,972
                                                =============     =============
Shares:
  Weighted average number of common shares
    outstanding                                      105,733            92,616
  Additional shares relating to:
    Convertible preferred stock                        7,677             6,732
    8.5% convertible debt                                --                945
    Stock options, restricted stock and
        performance plans                              1,828             1,703
    Forward repurchase contract                          --                241
                                                -------------     -------------
  Total average diluted shares outstanding           115,238           102,237
                                                =============     =============

Diluted earnings per share                    $         1.19    $         1.14
                                                =============     =============